U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 29, 2009

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of principal executive offices)

34-93-620-8090

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Securities

On October 29, 2009, Private Media Group, Inc. (“Private”) completed the acquisition of the business of Sureflix Digital Distribution Inc. and Sureflix Digital Logistics Inc., companies engaged in the business of digital distribution of premium gay adult content, pursuant to the terms of an Acquisition Agreement entered into with the owners of the acquired companies (“Sellers”) on October 9, 2009, and previously reported on Form 8-K filed with the SEC on October 16, 2009. The purchase price is being paid by the issuance to the Sellers of up to 6,000,000 non-voting Class A Preference Shares of the newly formed Private subsidiary which acquired the operations of the Sureflix companies, which shares are exchangeable under certain circumstances on a one-for-one basis for shares of Private Common Stock.

The sale by Private to the Sellers of (1) the right to acquire Private Common Stock upon the exchange of Class A Preference Shares, and (2) the shares of Private Common Stock issuable by Private in connection with any such exchange (the right to acquire Private Common Stock together with the Common Stock issuable in exchange for the Class A Preference Shares collectively being referred to as the “Private Securities”), are not being registered under the Securities Act of 1933 in reliance upon exemptions from registration contained in Section 4(2) of the Securities Act of 1933. The Private Securities may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act of 1933, and the Private Securities will be legended to reflect these restrictions. The offer and sale of the Private Securities is being made without public solicitation or advertising to a small group comprised of the three Sellers, each of whom represented to Private that he was knowledgeable and experienced in business and financial matters so as to be capable of evaluating an investment in the Private Securities, and the Sellers were afforded full access to information regarding Private’s business, including reports filed with the SEC.

For additional information regarding the terms of the Class A Preference Shares, including the terms and conditions under which they are exchangeable for shares of Private Common Stock, see Item 3.02 of Form 8-K filed with the SEC on October 16, 2009, incorporated herein by this reference, and the full text of the Exchange and Support Agreement dated October 29, 2009, included in Exhibit 3.1of this report.

Item 8.01	Other Events.

On October 29, 2009, Private completed the acquisition of the business of Sureflix Digital Distribution Inc. and Sureflix Digital Logistics Inc., companies engaged in the business of digital distribution of premium gay adult content, pursuant to the terms of an Acquisition Agreement with the owners of the acquired companies entered into on October 9, 2009, and previously reported on Form 8-K filed with the SEC on October 16, 2009. The purchase price is being paid by the issuance of up to 6,000,000 non-voting Class A Preference Shares of the newly formed Private subsidiary which acquired the operations of the Sureflix companies, which shares are exchangeable under certain circumstances on a one-for-one basis for shares of Private Common Stock.

Pursuant to the terms of the Acquisition Agreement 3,300,000 Class A Preference Shares were issued at the closing; an additional 300,000 Class A Preference Shares are issuable on the one year anniversary of the closing; and an additional 300,000 Class A Preference Shares are issuable on the two year anniversary of the closing. Up to an additional 2,100,000 Class A Preference Shares are issuable if the combined EBITDA of the digital media operations of Private and the acquired companies meet specified targets in the three months ended December 31, 2009, the two 12-month periods ending December 31, 2010 and 2011, and the nine month period ending September 30, 2012.

The preceding discussion of the acquisition does not purport to be complete and is subject to, and qualified in its entirety by, Item 1.01 and Item 3.02 of Form 8-K filed with the SEC on October 16, 2009, incorporated herein by this reference, Item 3.02 of this report, and the full text of the Acquisition Agreement included in Exhibit 2.1 to Form 8-K filed with the SEC on October 16, 2009, incorporated herein by this reference.

For additional information regarding the terms of the Class A Preference Shares, including the terms and conditions under which they are exchangeable for shares of Private Common Stock, see Item 3.02 of this report and Item 3.02 of Form 8-K filed with the SEC on October 16, 2009, incorporated herein by this reference, and the full text of the Exchange and Support Agreement included in Exhibit 3.1 of this report.

A copy of the press release issued by Private on November 3, 2009, regarding the completion of the acquisition pursuant to the Acquisition Agreement is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description
*2.1	**Acquisition Agreement dated as of October 9, 2009, by and among Private Media Group, Inc., 2220445 Ontario Inc., Entruphema Inc., 2062249 Ontario Inc., Eric Johnson, Erik Schannen and Michel Lozier, and Eric Johnson in his capacity as Sellers Representative.

3.1	Exchange and Support Agreement dated October 29, 2009, including Schedule A thereto.

99.1	Press Release dated November 3, 2009

*	Schedules and exhibits to the Agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. Private agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.
**	Incorporated by reference from Form 8-K filed by the registrant with the SEC on October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC. (Registrant)

Date: November 3, 2009	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

4